Exhibit 23

                                                             EXECUTION COPY

                                 AMENDMENT NO. 1
                                       TO
                       STOCK AND ASSET PURCHASE AGREEMENT

           THIS AMENDMENT NO. 1 to Stock and Asset Purchase Agreement (this "Amendment") is entered into as of this 20th day of May, 2005, by and among MONEYLINE TELERATE HOLDINGS, INC., a Delaware corporation ("MTH"), REUTERS LIMITED, a corporation organized under the laws of England and Wales ("Limited"), REUTERS S.A., a corporation organized under the laws of Switzerland ("RSA"; Limited and RSA being referred to collectively as "Reuters").

                              W I T N E S S E T H:

           WHEREAS, MTH, Limited and RSA and certain other parties have previously entered into that certain Stock and Asset Purchase Agreement by and among them dated December 20, 2004 (the "Purchase Agreement");

           WHEREAS, pursuant to Section 10.9 of the Purchase Agreement, such Purchase Agreement may be amended by a written instrument signed on behalf of MTH and Reuters; and

           WHEREAS, MTH and Reuters wish to amend the Purchase Agreement.

           NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

           SECTION 1. Definitions. Capitalized terms used but not defined herein shall have the meaning given to them in the Purchase Agreement.

           SECTION 2. Amendments to Purchase Agreement. The Purchase Agreement, including the Exhibits thereto, and the Sellers' Disclosure Schedules are hereby amended as of the date hereof as follows:

           (a) Section 1.1 of the Purchase Agreement is hereby amended to add the following definition:

           ""Hyperfeed License Agreement" means the Trading Room System Software License Agreement, dated May 20, 2005, by and among Limited, MTH and Hyperfeed Technologies, Inc."

           (b) The definition of "Ancillary Agreements" contained in Section 1.1 of the Purchase Agreement is hereby amended and restated in its entirety to state as follows:

           ""Ancillary Agreements" means the Escrow Agreement, the Blanket Assignment of Leases, any Local Assignment of Leases, the Intellectual Property Assignments, the Bill of Sale, Assignment and Assumption Agreements, the Hyperfeed License Agreement and any and all other agreements to be executed by the Sellers and the Purchasers or, as applicable, their respective Affiliates in connection with consummating the transactions contemplated by this Agreement."

           (c) Section 3.16 of the Purchase Agreement is hereby amended to add the following sentence at the end of such section:

           "The representations and warranties made by MTH in the Hyperfeed License Agreement are true and correct in all respects."

           (d) Section 3.16(b) of the Sellers' Disclosure Schedule is hereby amended to add the following item:

           "The Hyperfeed License Agreement"

           (e) A new Section 6.30 is added to state as follows:

           "Section 6.30 Intellectual Property Matters. MTH and Reuters agree that:

                      6.30.1 MTH shall promptly commence all necessary work under the project plan attached hereto as Exhibit A (the "Active8 Project Plan") to create the Licensee Desktop as specified in the Hyperfeed License Agreement, including modifing Version 2.11 of the Telerate Active8 software to (i) remove any remote upgrade functionality ("Upgrade Removal"), (ii) work only with MTH's TRS Platform (the "TRS Platform") and (iii) remove all references to the term "Active8" or any other Mark or any term similarly confusing thereto; provided that each of Reuters and MTH shall bear fifty percent of all out-of-pocket costs and expenses reasonably documented by invoices, receipts or other evidence that: (i) are incurred in connection with implementing the Active8 Project Plan (including all agreed upon modifications thereto) and (ii) are not the responsibility of Hyperfeed Technologies, Inc. pursuant to the terms of the Hyperfeed License Agreement.

           MTH shall notify Reuters, on a weekly basis or more frequently as Reuters may reasonably request, of the progress under the Active8 Project Plan and Reuters shall have the right to perform such inspections or other reviews during normal business hours as it may reasonably request, upon reasonable advance notice to MTH, in order to verify the progress under the Active8 Project Plan.

                      6.30.2 (a) Pursuant to the project plan attached hereto as Exhibit B (the "TRS Project Plan"), MTH will use its commercially reasonable efforts to deliver to Reuters, as promptly as practicable,
           (i) a reasonably detailed written description of the required


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
           environment (including, without limitation, hardware, third party and software) necessary to create the object code for the TRS Software as set forth on the Schedule A of the Hyperfeed License Agreement (as may be modified pursuant to this paragraph, the "Hyperfeed TRS Software") and (ii) the collection of files (including, without limitation, source code, configuration and scripts) comprising the Hyperfeed TRS Software, including any modifications necessary to ensure that the Hyperfeed TRS Software (excluding feedhandlers) works only with the TRS Platform.

                      (b) MTH shall notify Reuters, on a weekly basis or more frequently as Reuters may reasonably request, of the progress being made under the TRS Project Plan. Where possible, Reuters will be provided with copies of the Hyperfeed Software materials identified in 6.30.2(a)(ii) during the modification process such that Reuters may perform validation work. Any review of the Hyperfeed TRS Software by Reuters will take place at a Reuters location and only on a stand-alone machine(s) not connected to any Reuters network of systems.

                      6.30.3 The Hyperfeed TRS Software and any other information or software delivered to Reuters under this Section 6.30 will be used only by Reuters and its employees for the limited purposes described in this Section 6.30 and will be returned or destroyed at the election of MTH upon any termination of this Agreement. The parties agree that each of Reuters and MTH shall bear fifty percent of all out-of-pocket costs and expenses reasonably documented by invoices, receipts or other evidence that: (i) are incurred in connection with implementing the TRS Project Plan, including making any modifications to the Hyperfeed TRS Software in accordance herewith and performing all testing of the Hyperfeed TRS Software and (ii) are not the responsibility of Hyperfeed Technologies, Inc. pursuant to the terms of the Hyperfeed License Agreement.

           (f) A new Section 7.2.9 is added to state as follows:

           "Prior to the Closing, MTH shall have delivered the Hyperfeed TRS Software to Reuters complying with the requirements of the Hyperfeed License Agreement and Reuters shall have had a reasonable opportunity, but at least one week, to confirm the same."

           (g) A new Section 7.2.10 is added to state as follows:

           "Prior to the Closing, either (i) the Licensee Desktop shall have been created or (ii) the Upgrade Removal shall have been completed and in view of the progress on the Active8 Project Plan to date, all remaining work on the Active8 Project Plan and to create the Licensee Desktop in conformance with the terms of the Hyperfeed License Agreement shall be reasonably expected to be accomplished within four


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
           weeks of the Closing Date, and in either case Reuters shall have had a reasonable opportunity to confirm the same."

           (h) Section 9.1.3 of the Purchase Agreement is hereby amended by adding the following at the end of such section:

           "; (i) fifty percent of any Liabilities consisting of out-of-pocket costs and expenses reasonably documented by invoices, receipts or other evidence that are incurred by Reuters subsequent to the Closing Date to create the Licensee Desktop which are not the responsibility of Hyperfeed Technologies, Inc. pursuant to the terms of the Hyperfeed License Agreement; and (j) fifty percent of all fees, costs and expenses of or relating to the "Monitoring Trustee" under and as defined in the Commitments Letter, dated 20 May 2005 (the "Commitments Letter"), from Reuters Limited and Moneyline Telerate Holdings, Inc. to the European Commission (such fees, costs and expenses, the "Monitoring Trustee Fees"), to the extent such Monitoring Trustee Fees are incurred on or before the thirty (30) month anniversary of the Closing Date and exceed $500,000 up to a maximum of $2,000,000 (for the avoidance of doubt, the Sellers' maximum indemnification obligation under this clause (j) shall be $750,000)."

           (i) The first sentence of Section 9.1.6 of the Purchase Agreement is hereby amended and restated in its entirety to state as follows:

           "The Sellers' indemnification obligations contained in clause (a) of
           Section 9.1.3, other than for a breach of a representation or warranty contained in Sections 3.1, 3.2.1, 3.2.3, 3.3, 3.14 and
           3.15.5 (collectively, the "Sellers' Unlimited Warranties"), shall not apply to any claim for Damages until the aggregate amount of all Claims under clause (a) of Section 9.1.3 totals $2,000,000 (the "Basket Amount"), in which event the Sellers' indemnification obligations contained in clause (a) of Section 9.1.3 shall only apply to the amount of such Damages in excess of the Basket Amount, subject to a maximum liability to Purchasers and the Indemnified Parties for aggregate Damages equal to the Cap Amount; provided, that the Sellers' indemnification obligations contained in clause (a) of
           Section 9.1.3 for a breach of a representation or warranty contained in Sections 3.4.2 and 3.16 (in either case, solely with respect to the Hyperfeed License Agreement) shall not be subject to the Basket Amount limitations set forth in the foregoing sentence of this
           Section 9.1.6, but shall be subject to a maximum liability to Purchasers and the Indemnified Parties for aggregate Damages equal to the Cap Amount."

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
           (j) A new Section 9.1.10 is added to state as follows:

           "It is hereby agreed that Reuters shall be entitled to submit a Claim Notice (as defined in the Escrow Agreement) in accordance with the provisions of the Escrow Agreement on the second anniversary of the Closing Date (the "Second Anniversary Date") in respect of Monitoring Trustee Fees that may be incurred following the Second Anniversary Date in an amount (the "Monitoring Trustee Claim Amount") equal up to, at Reuters discretion, $750,000 less the aggregate amount of Monitoring Trustee Fees previously paid by MTH in the event that the Monitoring Trustee shall not have ceased to act as Monitoring Trustee pursuant to the Commitments Letter on or prior to the Second Anniversary Date; provided, that MTH and Limited agree to deliver joint written instructions to the Escrow Agent promptly after the thirty (30) month anniversary of the Closing Date to disburse to MTH an amount equal to the remainder of the Monitoring Trustee Claim Amount after payment of the portion of all Monitoring Trustee Fees incurred on or before the thirty (30) month anniversary of the Closing Date for which MTH is responsible."

           (k) Section (f) of Exhibit X of the Purchase Agreement is hereby amended and restated in its entirety to state as follows:

                      "(f) any and all Liabilities related to any of the matters set forth on Section 3.13.1 of the Sellers' Disclosure Schedule, except with respect to Liabilities arising out of the Real Property Lease located at 7-9 Harrison Street, New York, NY in an amount up to and including $750,000 in the aggregate;"

           SECTION 3. No Implied Amendments. Except as herein provided, the Purchase Agreement shall remain in full force and effect and is ratified in all respects. On and after the effectiveness of this Amendment, each reference in the Purchase Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Purchase Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Purchase Agreement, including without limitation, the Ancillary Agreements, shall mean and be a reference to the Purchase Agreement, as amended by this Amendment.

           SECTION 4. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                               [Signatures Follow]


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
           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                               MONEYLINE TELERATE HOLDINGS,  INC.,
                               for itself and on behalf of the other Sellers

                               By: /s/ Bernard F. Battista
                                   --------------------------------------------
                                   Name: Bernard F. Battista
                                   Title: President


                               REUTERS LIMITED

                               By: /s/ Stephen Lehman
                                   --------------------------------------------
                                   Name: Stephen Lehman
                                   Title: Attorney-in-Fact


                               REUTERS S.A.

                               By: /s/ Stephen Lehman
                                   --------------------------------------------
                                   Name: Stephen Lehman
                                   Title: Attorney-in-Fact









   SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE SHARE AND ASSET PURCHASE AGREEMENT

TELERATE                                                             EXHIBIT B
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                       "TRS SOLARIS CODE RELEASE" SCHEDULE

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
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                                   DESCRIPTION                                                   DATE
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
PROJECT PLAN SIGNOFF
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TASKS
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Update build docs to incorporate feedback/details from escrow verification                     COMPLETED
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Re-run testing on clean trstest and mcttest boxes                                             Fri 20 May
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TRS Beta build                                                                                Tue 24 May
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Final update and packaging of CDs and docs                                                    Fri 27 May
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


















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                                  20 May 2005                       Confidential